UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 12, 2011

RIDGEWOOD ENERGY Y FUND, LLC
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53584	26-2417032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Philips Parkway, Montvale, NJ	07645
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(800) 942-5550

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.          Submission of Matters to a Vote of Security Holders.

Ridgewood Energy Y Fund, LLC (the “Fund”), by its manager, Ridgewood Energy Corporation (the “Manager”), mailed a consent solicitation statement to holders of the Fund’s limited liability company membership interests (the “Shareholders”) on March 22, 2011 regarding a proposal to approve an amendment to the Limited Liability Company Agreement of the Fund (the “LLC Agreement”) to authorize the Manager to enter into put contract transactions on behalf of the Fund (the “Amendment”). A detailed description of this proposal is included in the Fund’s definitive consent solicitation statement filed with the Securities and Exchange Commission on March 22, 2011.  The deadline for submitting consents was 5:00 p.m. Eastern Time on April 12, 2011, and consents were tabulated promptly following such deadline.

The solicitation was conducted through written consents. No meeting of the Shareholders was held.

The Amendment was approved by the following tabulation:

•	324.18456 shares consented to the Amendment;

•	168.18634 shares did not consent to the Amendment, including 5.40 shares withholding consent and .500 shares abstaining, and 162.28634 shares with respect to which consent cards were not returned.

The shares consenting to the Amendment equaled 65.84% of the shares authorized to consent to the proposal.  Pursuant to the LLC Agreement, the consent of a majority of shares was required to approve the Amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIDGEWOOD ENERGY Y FUND, LLC

Date: April 15, 2011	By:	/s/ DANIEL V. GULINO
		Name:	Daniel V. Gulino
		Title:	Senior Vice President and General Counsel

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